                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 Form 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): September 29, 1998*



                              APPLIED POWER INC.
                              -----------------
            (Exact name of Registrant as specified in its charter)


       Wisconsin                    1-11288                   39-0168610
       ---------                    -------                   ----------
(State of Incorporation)      (Commission File No.)    (I.R.S. Employer Id. No.)


                        13000 West Silver Spring Drive
                            Butler, Wisconsin 53007
          Mailing address: P. O. Box 325, Milwaukee, Wisconsin 53201
          ----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                (414) 783-9279
                                --------------
             (Registrant's telephone number, including area code)

----------------
* This Amendment is filed pursuant to the provisions of paragraph (a)(4) of Item 7 of Form 8-K.

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report dated as of September 29, 1998 on Form 8-K (the "9/29/98 8-K"):

Item 2. Acquisition or Disposition of Assets
--------------------------------------------

     Acquisition of Rubicon

     On September 1, 1998, Applied Power Inc. ("Applied Power") announced that it had reached agreement with the Board of Directors of Rubicon Group plc ("Rubicon") on the terms of a recommended cash tender offer (with a guaranteed loan note alternative) to be made by APW Enclosure Systems Limited, a United Kingdom subsidiary of Applied Power (the "Purchaser"), to acquire the entire issued share capital of Rubicon (the "Offer"). The Rubicon common shares are publicly traded on the London Stock Exchange. Pursuant to the tender offer, which commenced September 1, 1998 and was made by Goldman, Sachs & Co., an investment banking firm, on behalf of the Purchaser, the Purchaser offered to pay 2.35 pounds sterling, net to the seller in cash, for each of Rubicon's approximately 88 million issued common shares and .50 pounds sterling, net to the seller in cash, for each of Rubicon's approximately 100,000 cumulative preference shares (the "Offer Price"). The Offer Price valued Rubicon's entire issued share capital at approximately 207 million pounds sterling, or approximately $346 million.

     On September 29, 1998, Applied Power announced that the Purchaser had accepted for payment all the Rubicon shares which had been tendered pursuant to the Offer at the Offer Price. The tendered shares accepted for payment as of September 29, 1998 totaled over 66.8% of the outstanding common shares and 12.6% of the outstanding preference shares. Apart from these, the Purchaser acquired or agreed to acquire another 19.7% of Rubicon's issued common shares, so that after accepting the shares tendered, the Purchaser owned or had accepted over 86.5% of Rubicon's common shares and 12.6% of the preference shares.

     The Offer remained open. The tendered common shares accepted for payment under the Offer exceeded 90% of the outstanding common shares on October 8, 1998, and the Purchaser invoked Section 429 of the UK Companies Act of 1985, as amended, to acquire the remaining outstanding common shares of Rubicon. The Purchaser now owns all of the common shares of Rubicon. The Purchaser has also accepted for payment under the Offer, 27.2% of the preference shares. The Offer for the preference shares remains open.

     Rubicon is a United Kingdom company that manufactures complex electronic enclosures and related system sub-assemblies and bonded magnets. The acquisition of Rubicon will further expand Applied Power's electronic enclosures capabilities in Europe and will enhance its ability to supply backplanes, power supplies, and thermal management solutions and the integration of these components and others into the enclosure. In its fiscal year ended May 31, 1998, Rubicon earned 20.7 million pounds sterling of operating profit (approximately $33.7 million) on sales of 241.1 million pounds sterling (approximately $393.5 million). Of those sales, 33.6% were outside Europe.

     Applied Power is undertaking a thorough review of Rubicon's operations and studying the manner in which its operations can best be optimized within Applied Power, and intends to take such actions as a result of this review as may be deemed appropriate under the circumstances. Applied Power currently intends to continue the primary business operations of Rubicon, and to continue to use the physical assets of Rubicon's primary business operations for that purpose, while integrating such operations with its own.

     Financing of the Offer

     The total amount of funds required to acquire all of the Rubicon shares is currently estimated to be approximately $357 million, including related fees and expenses. The Purchaser obtained all of the funds it expended from Applied Power. To provide the necessary funds, Applied Power and Enerpac B.V., a Netherlands subsidiary of Applied Power, as Borrowers, entered into a Multicurrency Credit Agreement, dated as of October 14, 1998 (the "Credit Agreement"), with Bank of America National Trust and Savings Association, as Administrative Agent, The First National Bank of Chicago, as Syndication Agent, Societe Generale, as Documentation Agent, and various financial institutions from time to time party thereto as Lenders, providing for a $850 million 5-year revolving credit facility (the "Facility"). The Credit Agreement was arranged by NationsBanc Montgomery Securities LLC.

     In conjunction with the closing of the Facility, Applied Power terminated its prior $700 million 5-year revolving credit facility (the "Prior Facility"), and used certain funds received under the Facility to repay borrowings under the Prior Facility. The Facility is to be used to finance the Offer, to refinance existing indebtedness (including the Prior Facility), and to provide for working capital, capital expenditures and for other general corporate purposes.


Item 7. Financial Statements and Exhibits
-----------------------------------------

Pursuant to the provisions of paragraph (a)(4) of Item 7 of Form 8-K, Item 7 of the 9/29/98 8-K is hereby amended to file the financial statements of Rubicon Group plc ("Rubicon") for the year ended May 31, 1998 required to be filed pursuant to Item 7(a) and the pro forma financial information required to be filed pursuant to Item 7(b) in connection with the acquisition of Rubicon as reported in Item 2 of the 9/29/98 8-K.

   (a) Financial Statements of Business Acquired:

       The following financial statements of Rubicon prepared in accordance with generally accepted accounting principles in the United Kingdom are incorporated herein by reference to pages 23 through 45 of Rubicon's 1998 Annual Report, which pages are filed herewith as Exhibit 99.1. These financial statements are not the statutory accounts of Rubicon. The statutory accounts for the year ended May 31, 1998 have been delivered to the Registrar of Companies for England and Wales and the auditors' report thereon was unqualified:

          Directors' Report

          Report of the Independent Chartered Accountants

          Consolidated Profit and Loss Account for the year ended May 31, 1998

          Consolidated Balance Sheet at May 31, 1998

          Company Balance Sheet at May 31, 1998

          Consolidated Cash Flow Statement for the year ended May 31, 1998

          Statement of Recognised Gains and Losses for the year ended May 31,
          1998

          Notes to the Financial Statements

   (b) Pro Forma Financial Information:

       The following unaudited pro forma condensed consolidated financial statements of Applied Power Inc. and subsidiaries, reflecting the acquisition of Rubicon, are filed herewith:

          Introduction to Pro Forma Condensed Consolidated Financial Statements of Applied Power Inc. and Rubicon Group plc (unaudited)

          Pro Forma Condensed Consolidated Statement of Earnings for the year ended August 31, 1998 (unaudited)

          Pro Forma Condensed Consolidated Balance Sheet as of August 31, 1998 (unaudited)

          Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

   (c) Exhibits:

       See the Exhibit Index of this Report, which is incorporated herein by reference.

                    APPLIED POWER INC. AND RUBICON GROUP PLC

     INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     ---------------------------------------------------------------------
                                   Unaudited

As described under Item 2 of this report, originally filed on September 29, 1998, as amended hereby, Applied Power Inc. (the "Company"), through a wholly-owned subsidiary, acquired by means of a tender offer and market purchases of shares all of the outstanding common shares and over 27% of the outstanding preference shares of stock of Rubicon Group plc ("Rubicon").

The following unaudited pro forma condensed consolidated balance sheet and statement of earnings (the "pro forma statements") give effect to the acquisition of Rubicon using the purchase method of accounting and are based on the estimates and assumptions set forth in the notes to such pro forma statements. The pro forma statements have been prepared by the Company utilizing the historical audited financial statements of the Company and notes thereto which were contained in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1998 and the audited financial statements and notes thereto of Rubicon for the fiscal year ended May 31, 1998, incorporated by reference in Item 7(a) of this report. Rubicon's reporting currency is the United Kingdom pound sterling and its financial information in the accompanying pro forma combined financial statement has been translated to the US Dollar in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

Rubicon's historical financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), however, Rubicon's financial information in the accompanying pro forma statements has been adjusted to conform with generally accepted accounting principles in the United States ("US GAAP"). The only material adjustment required to conform with US GAAP is related to goodwill. Under UK GAAP purchased goodwill may be written off on acquisition directly against reserves. Under US GAAP, goodwill is capitalized and amortized by charges against income over the period during which it is estimated it will be of benefit subject to a maximum of 40 years. Goodwill previously written off directly to reserves in the unaudited pro forma condensed consolidated balance sheet at August 31, 1998 was approximately $128.7 million. No attempt has been made to identify future differences between UK GAAP and US GAAP as the result of prescribed changes in accounting standards. Regulatory bodies that promulgate UK GAAP and US GAAP have significant project ongoing that could affect future comparisons such as this one. Also, no attempt has been made to identify future differences between UK GAAP and US GAAP that may affect the financial statements as a result of transactions or events that may occur in the future.

These pro forma statements have been prepared and included herein as required by the rules and regulations of the Securities and Exchange Commission and are provided for comparative purposes only. The pro forma statements are not necessarily indicative of the future consolidated financial position and results of operations or those which would have occurred had the acquisition been consummated as of the dates reflected in the pro forma statements. In reviewing the pro forma statements, the reader should consider the following:

1. The historical amounts of Rubicon were compiled to conform, as closely as possible, to the fiscal year of the Company. The historical consolidated profit and loss account for Rubicon covers the twelve month period beginning June 1, 1997 through May 31, 1998 and the historical consolidated balance sheet is as of May 31, 1998.

2. The following pro forma financial statements do not reflect any adjustments for the various synergies or cost reductions the Company expects to achieve as a result of the acquisition.

                      APPLIED POWER INC. AND SUBSIDIARIES
                             AND RUBICON GROUP PLC
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                   Unaudited
                           YEAR ENDED AUGUST 31, 1998
                (Amounts in Thousands except per share amounts)

                                               Historical             Pro forma             Pro forma
                                            API         Rubicon      Adjustments          Consolidated
                                        ----------     --------      -----------          ------------
Net sales                               $1,230,689     $241,937                            $1,472,626
Cost of products sold                      835,716      199,765                             1,035,481
                                        ----------     --------        --------            ----------
   Gross Profit                            394,973       42,172                               437,145

Engineering, selling and
   administrative expenses                 269,227       17,434                               286,661
Amortization of intangible assets           20,353        3,465        $  4,423  (2a)          28,241
Restructuring charges                       20,298            -                                20,298
Merger related expenses                      9,276            -                                 9,276
                                        ----------     --------        --------            ----------
   Operating Earnings                       75,819       21,273          (4,423)               92,669

Other Expense(Income):
   Net financing costs                      28,531        3,557          24,070  (2a)          56,158
   Other - net                             (10,097)        (377)                              (10,474)
                                        ----------     --------        --------            ----------
Earnings from Continuing Operations
   Before Income Tax Expense                57,385       18,093         (28,493)               46,985

Income Tax Expense                          30,698        6,005          (6,941) (2a)          29,762
                                        ----------     --------        --------            ----------

Earnings from Continuing Operations     $   26,687     $ 12,088        $(21,552)           $   17,223
                                        ==========     ========        ========            ==========

Basic Earnings Per Share:
   Earnings from Continuing
     Operations Per Share               $     0.70                                         $     0.45
                                        ==========                                         ==========
   Weighted Average Common
     Shares Outstanding (000's)             38,380                                             38,380
                                        ==========                                         ==========

Diluted Earnings Per Share:
   Earnings from Continuing
     Operations Per Share               $     0.66                                         $     0.43
                                        ==========                                         ==========
   Weighted Average Common
     and Equivalent Shares
     Outstanding (000's)                    40,174                                             40,174
                                        ==========                                         ==========

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                      APPLIED POWER INC. AND SUBSIDIARIES
                             AND RUBICON GROUP PLC
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   Unaudited
                                AUGUST 31, 1998
                             (Dollars in Thousands)

                                                         Historical         Pro forma           Pro forma
                                                     API        Rubicon    Adjustments         Consolidated
                                                  ----------    --------   -----------         ------------
ASSETS
Current Assets
    Cash and cash equivalents                     $    6,349    $ 35,166                         $  41,515
    Accounts receivable                              147,380      37,418                           184,798
    Inventories                                      164,786      22,187                           186,973
    Deferred income taxes                             29,905       2,688                            32,593
    Prepaid expenses                                  16,144       2,824                            18,968
                                                  ----------    --------                         ---------
Total Current Assets                                 364,564     100,283                           464,847

Investment in Rubicon Group plc                            -           -      356,591  (2b)              -
                                                                             (356,591) (2c)

Property, Plant and Equipment - net                  225,170      33,757                           258,927
Goodwill                                             499,973     131,663      176,935  (2c)        808,571
Other Intangibles                                     42,896         255                            43,151
Other Assets                                          42,119      18,480                            60,599
                                                  ----------    --------    ---------           ----------

Total Assets                                      $1,174,722    $284,438    $ 176,935           $1,636,095
                                                  ==========    ========    =========           ==========

LIABILITES AND SHAREHOLDERS' EQUITY
Current Liabilities
    Short-term borrowings                         $       91    $  3,179                        $    3,270
    Trade accounts payable                           127,470      38,847                           166,317
    Accrued compensation and benefits                 45,457           -                            45,457
    Income taxes payable                              12,898       8,973                            21,871
    Other current liabilities                         74,792      38,733                           113,525
                                                  ----------    --------                        ----------
Total Current Liabilities                            260,708      89,732                           350,440

Long-term Debt                                       512,557       4,990      356,591  (2b)        874,138
Deferred Income Taxes                                 23,065       1,146                            24,211
Other Deferred Liabilities                            36,510       8,914                            45,424

Shareholders' Equity
    Common stock                                       7,725      14,860      (14,860)               7,725
    Additional paid-in capital                         5,817     206,786     (206,786)               5,817
    Retained earnings                                335,805     (40,305)      40,305              335,805
    Cumulative translation adjustment                 (7,465)     (1,685)       1,685               (7,465)
                                                  ----------    --------    ---------           ----------
Total Shareholders' Equity                           341,882     179,656     (179,656) (2c)        341,882
                                                  ----------    --------    ---------           ----------

Total Liabilities and Shareholders' Equity        $1,174,722    $284,438    $ 176,935           $1,636,095
                                                  ==========    ========    =========           ==========

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                   APPLIED POWER INC. AND RUBICON GROUP PLC

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
        --------------------------------------------------------------
                                   Unaudited
                            (Dollars in Thousands)

Note 1 - Periods Combined
-------------------------

The Company's consolidated statement of earnings for the twelve months ended August 31, 1998 has been combined with the Rubicon consolidated statement of income for the twelve months ended May 31, 1998.

Rubicon's reporting currency is the pound sterling and its financial information in the accompanying pro forma condensed consolidated financial statements has been translated to the US Dollar in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Rubicon's historical financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), however, Rubicon's financial information in the accompanying pro forma condensed consolidated financial statements has been adjusted to conform with generally accepted accounting principles in the United States ("US GAAP"). The only material adjustment required to conform with US GAAP is related to goodwill. Under UK GAAP purchased goodwill may be written off on acquisition directly against reserves. Under US GAAP goodwill is capitalized and amortized by charges against income over the period during which it is estimated it will be of benefit subject to a maximum of 40 years. Accordingly, goodwill, net of amortization, was recorded in the pro forma condensed consolidated balance sheet at August 31, 1998 and the related amortization expense included in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1998.

Note 2 - Pro Forma Adjustments
------------------------------

(a) The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings for the year ended August 31, 1998 as a result of the Rubicon acquisition:

      1.  Incremental interest expense on acquisition debt at a rate of 6.75%                 $  (24,070)
      2.  Reflect amortization of goodwill arising from this transaction, over
          a 40 year life                                                                          (4,423)
      3.  Decrease in income taxes (tax benefit) applying a 37% effective income tax rate to the earnings of Rubicon, less the effect of pro forma adjustments 1 and 2 above (with the exception of
          non-deductible amortization)                                                             6,941
                                                                                              ----------
                                                                                              $  (21,552)
                                                                                              ==========

                   APPLIED POWER INC. AND RUBICON GROUP PLC

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
        --------------------------------------------------------------
                                   Unaudited
                            (Dollars in Thousands)

(b) The following pro forma adjustments are incorporated in the pro forma condensed consolidated balance sheet at August 31, 1998 as a result of the Rubicon acquisition:

          Purchase price of outstanding shares         $ 356,591

(c) The following pro forma adjustments are made to reflect estimated fair value adjustments and to eliminate the investment in Rubicon:

          Rubicon net assets - as reported             $ 179,656
          Fair value adjustments:
             Record goodwill acquired                    176,935
                                                       ---------
          Investment in Rubicon                        $ 356,591
                                                       =========

Because of the proximity of the transaction, the Company has not had adequate time to complete its evaluation of the fair value of the net assets acquired in the Rubicon transaction. As a result, no fair value adjustments have been reflected in these pro forma statements.

Note 3 - Income Tax Expense
---------------------------

Effective tax rates are higher than the statutory federal income tax rates primarily due to state income taxes, net of federal benefit, and the inability to deduct certain amounts of intangible amortization for tax purposes.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.



                                 APPLIED POWER INC.



Date:  December 11, 1998         By: /s/ Robert C. Arzbaecher
                                     -------------------------------
                                     Robert C. Arzbaecher,
                                     Senior Vice President and
                                     Chief Financial Officer

                              APPLIED POWER INC.
                              (the "Registrant")
                         (Commission File No. 1-11288)

                                 EXHIBIT INDEX
                                      to
                            FORM 8-K CURRENT REPORT
                      Date of Report:  September 29, 1998

                                                             Incorporated Herein              Filed
Exhibit                   Description                          By Reference To               Herewith
--------    ---------------------------------------    --------------------------------    -------------
  4.1         Multicurrency Credit Agreement,            Exhibit 4.4 to the
              dated as of October 14, 1998, among        Registrant's Form 10-K for
              Applied Power Inc. and Enerpac B.V.,       the fiscal year ended August
              as Borrowers, various financial            31, 1998
              institutions from time to time party
              thereto, as Lenders, The First
              National Bank of Chicago, as
              Syndication Agent, Societe Generale,
              as Documentation Agent, and Bank of
              America National Trust and Savings
              Association, as Administrative
              Agent, arranged by NationsBanc
              Montgomery Securities LLC

   23         Consent of PricewaterhouseCoopers LLP                                              X*

  99.1        Consolidated balance sheet of                                                      X*
              Rubicon Group plc and subsidiaries
              as of May 31, 1998 and related
              consolidated profit and loss
              accounts, cash flow statement and
              statement of recognised gains and
              losses for the year ended May 31,
              1998, and the notes thereto and the
              auditors' report thereon,
              incorporated by reference in Item
              7(a) of this report.

------------
* Filed with Amendment No. 1.